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                                                                    EXHIBIT 10.1


                                    AGREEMENT

      AGREEMENT made and entered into in New York, New York, by and between Antigenics Inc. (the "Company"), a Delaware corporation with a principal place of business at 162 5th Avenue 9th Floor New York, NY 10010 and Shalini Sharp (the "Executive"), effective as of the 20th day of February, 2007 (the "Effective Date") (the "Agreement"). Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in
Section 14 below and as provided elsewhere herein.

      WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of arenas;

      WHEREAS, the Executive is possessed of certain experience and expertise that qualify him/her to provide the direction and leadership required by the Company; and

      WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to continue to employ the Executive and the Executive wishes to continue such employment;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

      1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts continued employment.

      2. Term. Subject to earlier termination as hereafter provided, this Agreement shall have an original term of one year commencing on the Effective Date hereof and shall be automatically extended thereafter for successive terms of one year each, unless either party provides notice to the other at least ninety (90) days prior to the expiration of the original or any extension term this Agreement is not to be extended. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "Term".

      3. Capacity and Performance.

            (a) During the Term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company and its Affiliates as may be designated from time to time consistent with his/her position. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company's Affiliates if so elected or appointed from time to time.

            (b) During the Term hereof, the Executive shall devote his/her best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his/her duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the Term of this Agreement, except as may be approved by the Board of Directors of the Company (the "Board") or its designee.

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            (c) The Company and the Executive acknowledge that the Executive's primary office as of the Effective Date of this Agreement is in California. The Executive expressly agrees and acknowledges that the Company's principal offices are in New York, NY and Lexington, MA and may change from time to time. The Executive further agrees, as a condition of future employment, that the Company may, in the Company's sole discretion, require, that the Executive relocate to a principal office of the Company on sixty (60) days notice (the "Relocation Notice Period"). Upon receipt of any such relocation notice from the Company, the Executive shall have thirty (30) business days from receipt thereof to notify the Company if Executive will not accept such relocation assignment (a "Non-Acceptance Notice"), in which case the Executive's employment with the Company shall terminate effective sixty (60) days after Company's receipt of the Non-Acceptance Notice, or at Company's election, at the end of the Relocation Notice Period, unless otherwise agreed by the Company and the Executive. Any such termination shall be treated in accordance with the provisions of Section 5(f)(ii), and for the avoidance of doubt shall not be deemed a termination under Sections 5(c), (d), (e), or (f)(i).

      4. Compensation and Benefits. As compensation for all services performed by the Executive under and during the Term hereof and subject to performance of the Executive's duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

            (a) Base Salary. During the Term hereof, the Company shall pay the Executive a minimum base salary at the rate of $240,000 per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase by the Board, in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary". The Board shall review the Base Salary no less than annually.

            (b) Incentive and Bonus Compensation. During the Term hereof, the Executive shall be entitled to participate in the Company's Executive Incentive Plan to the extent eligible and in accordance with the terms thereof, as such terms may be modified or amended by the Company from time to time; provided, however, that nothing contained herein shall obligate the Company to continue such incentive compensation program. The Executive's target incentive bonus under the Executive Incentive Plan is 40% of his/her Base Salary. Such target may be modified by the Company from time to time, in its sole discretion. Any compensation paid to the Executive under the Executive Incentive Plan shall be in addition to the Base Salary.

            (c) Stock Options. The Executive has been granted options to purchase shares of common stock of the Company. At the discretion of the Compensation Committee of the Board, the Executive may be granted additional options to purchase shares of stock of the Company in the future. Any existing or future grants, shall be governed by the terms of the applicable Company stock option plan, as amended from time to time, and any stock option certificate, stock option agreement, and other restrictions generally applicable to Company stock options.

            (d) Vacations. During the Term hereof, the Executive shall be entitled to four weeks of vacation per annum, to be taken at such times and intervals as shall be determined by

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the Executive, subject to the reasonable business needs of the Company.

            (e) Other Benefits. During the Term hereof and subject to any contribution therefor generally required of employees (including executives) of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

            (f) Business and Relocation Expenses. The Company shall pay or reimburse the Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of his/her duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses as set forth in the Company's Travel Policy as may be amended from time to time, and to such reasonable substantiation and documentation as may be specified by the Company from time to time. In addition, in the event that the Executive relocates to a principal office of the Company in accordance with the provisions of Section 3(c), the Company shall pay or reimburse the Executive for reasonable and necessary shipping, travel and lodging relocation expenses, and such other reasonable and necessary relocation expenses as may be agreed to between the Executive and Company.

      5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, but subject to Section 6 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances:

            (a) Death. In the event of the Executive's death during the Term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's death during the Term hereof, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his/her estate, any earned and unpaid Base Salary and accrued but unused vacation through the date of his/her death.

            (b) Disability.

                  (i) The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his/her employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his/her duties and responsibilities hereunder, with or without a reasonable accommodation, for ninety (90) days during any period of three hundred and sixty-five (365) consecutive calendar days.

                  (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any

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such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company's disability income plan or until the termination of his/her employment, whichever shall first occur.

                  (iii) While receiving disability income payments under the Company's disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with Section 4(e) and the terms of such plans, until the termination of his/her employment.

                  (iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his/her duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his/her duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

                  (v) In the event the Company terminates the Executive's employment hereunder due to disability, the Company shall pay to the Executive any accrued and unpaid Base Salary and accrued but unused vacation through the date of termination.

            (c) By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon fourteen (14) day notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Company in its reasonable judgment, shall constitute Cause for termination:

                  (i) The Executive's failure to perform (other than by reason of disability), or negligence in the performance of, his/her duties and responsibilities to the Company or any of its Affiliates; or

                  (ii) Material breach by the Executive of any provision of this Agreement; or

                  (iii) Other conduct by the Executive that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.

      Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive, other than for Base Salary earned and unpaid and accrued vacation earned but not taken at the date of termination.

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            (d) By the Company Other than for Cause. The Company may terminate the Executive's employment with the Company other than for Cause at any time upon notice to the Executive. In the event of such termination, the Company shall either (i) pay the Executive the benefits payable under an executive severance plan, if such a plan is in place on the date of termination and if the Executive is eligible for such benefits under such a plan or, if the present value to the Executive is greater, (ii) continue to pay the Executive his Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination. In addition, the Company shall pay to the Executive in one lump sum an amount equal to the higher of (x) the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or
(y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and shall also, until the conclusion of a period of twelve (12) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Company will also provide the Executive with an outplacement assistance benefit in the form of a lump-sum payment of $15,000 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and other taxes with respect to such additional payment, to make Executive whole for all taxes (including withholding taxes) on such outplacement assistance benefit. Furthermore, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated.

            (e) By the Executive for Reduction in Salary or Benefits. The Executive may terminate his/her employment hereunder based on a material reduction in Base Salary or benefits due in accordance with the terms of this Agreement ("Compensation Reduction"), provided that Executive provides notice to the Company setting forth in reasonable detail the nature of such Compensation Reduction, and provided further that the Company shall have thirty (30) days from such notice to cure such reduction. In the event of termination in accordance with this Section 5(e), the Company shall either (i) pay the Executive the benefits payable under an executive severance plan, if such a plan is in place on the date of termination and if the Executive is eligible for such benefits under such a plan or, if the present value to the Executive is greater,
(ii) continue to pay the Executive his Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination. In addition, the Company shall pay to the Executive in one lump sum an amount equal to the higher of (x) the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and shall also, until the conclusion of a period of twelve (12) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Company will also provide the Executive with an outplacement assistance benefit in the form of a lump-sum payment of $15,000 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and

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other taxes with respect to such additional payment, to make Executive whole for all taxes (including withholding taxes) on such outplacement assistance benefit. In addition, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated.

            (f) By the Executive Other than for a Compensation Reduction.

                  (i) The Executive may terminate his/her employment hereunder at any time upon sixty (60) days' notice to the Company, unless such termination would violate any obligation of the Executive to the Company under a separate severance agreement. In the event of termination of the Executive pursuant to this Section 5(f)(i), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the Executive his/her Base Salary for the notice period (or for any remaining portion of the period).

                  (ii) Notwithstanding the foregoing provisions of this Section 5, in the event the Executive's employment is terminated in accordance with
Section 3(c), then the Company shall pay the Executive his/her Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of six (6) months following the date of termination. In addition, the Company shall pay to the Executive in one lump sum an amount equal to the higher of (x) one-half (1/2) of the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or
(y) one-half (1/2) of the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and shall also, until the conclusion of a period of six (6) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Company will also provide the Executive with an outplacement assistance benefit in the form of a lump-sum payment of $7,500 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and other taxes with respect to such additional payment, to make Executive whole for all taxes (including withholding taxes) on such outplacement assistance benefit. Furthermore, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated.

      (g) Upon a Change of Control.

                  (i) If a Change of Control occurs on the date of such Change in Control, fifty-percent (50%) of any stock options previously granted to the Executive that are outstanding and unvested as of that date shall become vested and exercisable, provided that the Executive is employed by the Company on the date of such Change in Control.

                  (ii) If a Change of Control occurs and within eighteen (18) months following such Change of Control, the Company terminates the Executive's employment other than for Cause, or the Executive terminates his/her employment as a result of a

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      Compensation Reduction or for Good Reason (as defined herein), then, in lieu of any payments to or on behalf of the Executive under Section 5(d) or 5(e) or 5(f)(ii) hereof, the Company shall pay to the Executive in one lump sum an amount equal to (A) eighteen (18) months Base Salary at the rate in effect on the date of termination, plus (B) 150% of the higher of
      (x) the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and shall also, until the conclusion of a period of eighteen (18) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. In addition, any outstanding unvested options granted to the Executive as of the date of the Change in Control shall become vested and shall be exercisable for ninety (90) days following termination of the Executive's employment. The Company will also provide the Executive with an outplacement assistance benefit in the form of a lump-sum payment of $15,000 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and other taxes with respect to such additional payment, to make Executive whole for all taxes (including withholding taxes) on such outplacement assistance benefit.

                  (iii) All payments required to be made by the Company hereunder to Executive or his/her dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

            In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by
      Section 4999 of the Internal Revenue Code or any successor provision(s) ("Section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "Gross-up Payment") to Executive in an amount sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of Section 4999.

                  Determinations under this Section 5(g)(iii) will be made by an accounting firm engaged by the Company (the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

                  If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a Gross-up Payment or an additional Gross-up Payment,

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      the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such Gross-up Payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such Gross-up Payments or advances and will determine after final resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

                  (iv) For the purpose of this Section 5(g), a "Change in Control" shall mean: (A) the acquisition by any Organization of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of 50% or more of the common stock of the Company; provided, however, that for purposes of this subsection (A), an acquisition shall not constitute a Change in Control if it is: (x) by a Benefit Plan sponsored or maintained by the Company or an entity controlled by the Company or (y) by an entity pursuant to a transaction that complies with clauses (x), (y) and (z) of subsection (C) of this Section 5(g)(iv); or (B) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or a majority of the members of a nominating committee who are members of the Incumbent Board) shall be treated as a member of the Incumbent Board unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Organization other than the Board; or (C) consummation of a merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company, (a "transaction") in each case unless, immediately following such transaction, (x) the beneficial owners of the common stock of the Company outstanding immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (y) no Organization (excluding any entity resulting from such transaction or any Benefit Plan of the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such entity and (z) at least a majority of the members of the board of directors or similar board of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For purposes of the foregoing: "Benefit Plan" means any employee benefit plan, including any related trust; "Board" means the

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      Board of Directors of the Company; "Exchange Act" means the Securities
      Exchange Act of 1934, as amended; and "Organization" means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

            (h) Effect of Failure to Renew by Company. In the event the Company chooses not to renew the Term hereof, such failure to renew shall be treated as a termination by the Company other than for "Cause" unless the Company gives notice that the failure to renew is for "Cause" as defined in Section 5(c).

            (i) To the extent any payment under Section 5 shall be required to be delayed following separation from service to comply with the "specified employee" rules of Section 409A of the Internal Revenue Code, it shall be delayed (but not more than is required to comply with such rules).

      6. Effect of Termination. The provisions of this Section 6 shall apply to termination due to the expiration of the Term hereof, termination pursuant to
Section 5 or otherwise.

            (a) Payment(s) by the Company and contributions to the cost of the Executive's continued participation in the Company's group health and dental plans that may be due to the Executive under Section 5 shall constitute the entire obligation of the Company to the Executive. In order to receive any payments or any other benefits under Section 5(d) or 5(e) or 5(g) or 5(h), the Executive must first execute a General Release of Claims in a form acceptable to the Company.

            (b) Except for medical and dental insurance coverage continued pursuant to Section 5(d) or 5(e) or 5(g) or 5(h) hereof, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

            (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8, 9 and 13 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5(d) or 5(e) or 5(g) or 5(h) hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5(d) or 5(e) or 5(g) or 5(h), no compensation is earned by, or in any way owing to, Executive after termination of employment.

            (d) Any lump-sum payments to be made to the Executive hereunder shall be made as soon as administratively practicable and in any event no later than 2-1/2 months after the end of the year in which the Executive becomes entitled to such payment.

            (e) To the extent any payment hereunder shall be required to be delayed until six months following separation from service to comply with the "specified employee" rules of Section 409A of the Internal Revenue Code, it shall be delayed (but not more than is required) to

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comply with such rules, and shall promptly after such delay be paid with interest at a reasonable market rate as determined by the Company.

      7. Confidential Information.

            (a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person or to any governmental agency or political subdivision of any government (except as required by applicable law or for the proper performance of his/her duties and responsibilities to the Company and its Affiliates), or use for his/her own benefit or gain, any Confidential Information obtained by the Executive incident to his/her employment or other association with the Company or any of its Affiliates. The Executive understands that the restriction shall continue to apply after his/her employment terminates, regardless of the reason for such termination.

            (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his/her employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

            (c) The Executive acknowledges and agrees that all Confidential Information and proprietary materials that are provided by the Company to the Executive under this Agreement are and shall remain the exclusive property of the Company or the third party entrusting such Confidential Information or proprietary materials to the Company.

      8. Restricted Activities. The Executive agrees that some restrictions on his/her activities during and after his/her employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

            (a) While the Executive is employed by the Company and for the greater of (i) twelve (12) months after his/her employment terminates or (ii) the period during which the Executive is receiving payments under Section 5(d) or 5(e) or 5(g) or 5(h) (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates or undertake any planning for any business competitive with the Company or any of its Affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive's employment. Restricted activity includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve (12)

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months prior to the termination of the Executive's employment has been, a competitor or a customer of the Company or any of its Affiliates. For the purposes of this Section 8, the business of the Company and its Affiliates shall include all Products and the Executive's undertaking shall encompass all items, products and services that may be used in substitution for Products. The foregoing shall not prohibit the Executive's passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

            (b) The Executive agrees that, during his/her employment with the Company or any Affiliate of the Company, he/she will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his/her duties and obligations to the Company or any of its Affiliates.

            (c) The Executive further agrees that while he/she is employed by the Company or any Affiliate of the Company and thereafter during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Affiliates, assist in such hiring by any Person, encourage any such employee to terminate his/her or her relationship with the Company or any of its Affiliates or solicit or encourage any customer or vendor of the Company or any of its Affiliates to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates.

      9. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose, if he/she has not done so already, all Intellectual Property to the Company. The Executive shall maintain adequate records (whether written, electronic, or otherwise) to document the Intellectual Property, including without limitation the conception and reduction to practice of all inventions, and shall make such records available to the Company upon request. The Company shall have sole ownership of all Intellectual Property and all such records with respect thereto. The Executive hereby assigns, conveys, and grants to the Company (or as otherwise directed by the Company), and agrees to assign, convey and grant to the Company (or as otherwise directed by the Company), all of his/her right, title, and interest in and to the Intellectual Property and any and all patents, patent applications, and copyrights relating to the Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

The Executive recognizes that the protection of the Intellectual Property of the Company against unauthorized disclosure and use is of critical importance to the Company, and therefore, the Executive agrees to use his/her best efforts and exercise utmost diligence to protect and safeguard the Intellectual Property of the Company and its Affiliates, if any, and, except as may be expressly required by the Company in connection with the Executive's performance of his/her obligations to the Company under this Agreement, the Executive shall not, either during the Term of this Agreement or thereafter, directly or indirectly, use for his/her own benefit or for the benefit of another, or disclose to another, any of such Intellectual Property.

      10. Notification Requirement. Until the conclusion of the Non-Competition Period the Executive shall give notice to the Company of each new business activity he/she plans to undertake, at least twenty-one (21) days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive's business relationship(s) and position(s) with such Person. The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive's continued compliance with his/her obligations under Sections 7, 8 and 9 hereof.

      11. Enforcement of Covenants. The Executive acknowledges that he/she has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him/her pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he/she to breach any of the covenants contained in Sections 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of
Section 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

      12. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his/her obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his/her obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

      13. Indemnification. The Company shall indemnify the Executive to the extent provided in its then current Articles or By-Laws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his/her employment with the Company.

      14. Definitions. For purposes of this Agreement, the following definitions apply:

            (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

            (b) "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed.

            (c) "Good Reason" means: (i) the relocation of the Executive's principal office, without his/her prior consent, to a location more than thirty
(30) miles from its location on the day prior to the Change in Control; (ii) failure of the Company to continue the Executive in the position held immediately prior to the Change of Control; or (iii) material and substantial diminution in the nature or scope of the Executive's responsibilities, duties or authority; however, the Company's failure to continue the Executive's appointment or election as a director or officer of any of its Affiliates and any diminution of the business of the Company or any of its Affiliates, including without limitation the sale or transfer of any or all of the assets of the Company or any of its Affiliates, shall not constitute "Good Reason".

            (d) "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment and during the period of twelve (12) months immediately following termination of his/her employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates.

            (e) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

            (f) "Products" mean all products planned, researched, developed, under development, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive's employment.

      15. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

      16. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

      17. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      18. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      19. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his/her last known personal address on the books of the Company or, in the case of the Company, at Antigenics, Inc., 3 Forbes Road, Lexington MA 02421, to the attention of the Legal Department, or to such other address as either party may specify by notice to the other actually received.

      20. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, excluding any obligations with respect to the securities of the Company or the grant of any stock options and the Employee Nondisclosure Agreement dated October 14, 2003 by and between the Executive and the Company (the "Nondisclosure Agreement").

      21. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

      22. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

      23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

      24. Governing Law. This is a contract and shall be construed and enforced under and be governed in all respects by the laws of the state of New York, without regard to the conflict of laws principles thereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:                           ANTIGENICS INC., a Delaware corporation

         /s/ Shalini Sharp               By:      /s/ Garo H. Armen
---------------------------                  -----------------------------------
Shalini Sharp

                                         Name:    Garo H. Armen

                                         Title:   Chairman and CEO